Exhibit 10.1

AMENDMENT AGREEMENT

This Amendment Agreement (this “Agreement”) is made and entered into as of the 10th day of December, 2018, by and among, Sino-Global Shipping America, Ltd., a Virginia corporation, (the “Company”), and Mr. Xiangbin Huang (the “Buyer”).

RECITALS

A. Reference is made to that certain Share Purchase Agreement, dated as of November 8, 2018 (the “SPA”), made by and between the Buyer and the Company. Capitalized terms used but not otherwise defined in this Agreement shall have the meaning given such terms in the SPA unless otherwise indicated in this Agreement.

B. The parties have agreed to enter into this Agreement to evidence in writing their mutual understanding of certain actions in relation to the performance of each of their obligations under the SPA and, where necessary, to amend any applicable terms of the SPA.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Reduction in Purchase Price.

The Schedule of Buyers to the SPA is hereby deleted in its entirety and replaced with Exhibit A attached hereto and made a part hereof.

2.	SPA

Other than as amended by this Agreement, all other terms, covenants and conditions of the SPA shall remain in full force and effect.

3.	Miscellaneous Provisions

(a)	Notices. Any notice, request or other communication given by a party to any other party hereunder shall be given in accordance with Section 8(f) of the SPA.

(b)	Modification. This Agreement may not be amended, supplemented or otherwise modified, and no provision hereunder shall be waived, except by a written agreement executed by the parties hereto.

(c)	Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

(d)	Governing Law, etc.

(i)	THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the State, City and County of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby. Each party irrevocably agrees that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, or with respect to any such action or proceeding, shall be heard and determined in such a New York State or federal court, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. Each party hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that it is not subject to such jurisdiction. Each party hereby waives, and agrees not to assert, to the maximum extent permitted by law, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in such manner as may be permitted by law, shall be valid and sufficient service thereof.

(ii)	EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e)	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and permitted assigns; provided that this Agreement shall not be assignable or otherwise transferable by any party without the prior written consent of the other party.

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(f)	Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is determined by a court of competent jurisdiction to be invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever. Upon any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(g)	Execution of Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Until and unless each party has received a counterpart hereof signed by the other party, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

[Signatures on following page]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

COMPANY:

SINO-GLOBAL SHIPPING AMERICA, LTD.

By:	/s/ Lei Cao
	Name:	Lei Cao
	Title:	President and Chief Executive Officer

BUYER:

XIANGBIN HUANG

/s/ Xiangbin Huang

[Signature page to Amendment Agreement]

EXHIBIT A

SCHEDULE OF BUYERS

Buyer	Address and Facsimile Number	Number of Shares of Common Stock	Purchase Price

Xiangbin Huang		420,168	$500,000